Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 of Green Endeavors, Inc. (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard D. Surber, President and Chief Executive Officer of Green Endeavors, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 1, 2016

By:          /s/ Richard D. Surber

Richard D. Surber

President, Chief Executive Officer, and Chief Financial Officer

(Principal Executive Officer and Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Green Endeavors, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.